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                                                                     EXHIBIT 4.4

                               OrthAlliance, Inc.
                         2000 Employee Stock Option Plan
                         Form of Stock Option Agreement


                               ORTHALLIANCE, INC.
                             STOCK OPTION AGREEMENT

        THIS STOCK OPTION AGREEMENT (this "Agreement"), entered into as of this _____ day of ________________, 2000 by and between OrthAlliance, Inc., a Delaware corporation (the "Company"), and _________________ (the "Optionee").

        WHEREAS, on April 7, 2000, the Board of Directors of the Company adopted a stock option plan known as the "OrthAlliance, Inc. 2000 Employee Stock Option Plan" (the "Plan") and recommended that the Plan be approved by the Company's stockholders; and

        WHEREAS, the Committee has granted the Optionee an Option (as described below) to purchase the number of shares of the Company's Common Stock (the "Stock") as set forth below, and in consideration of the granting of the Option the Optionee intends to remain in the employ of the Company; and

        WHEREAS, the Company and the Optionee desire to enter into a written agreement with respect to the Option in accordance with the Plan; and

        WHEREAS, capitalized terms not defined herein shall have the meanings ascribed to them in the Plan;

        NOW, THEREFORE, as an employment incentive and to encourage stock ownership, and also in consideration of the mutual covenants contained herein, the parties hereto agree as follows.

        1. Incorporation of Plan. This Option is granted pursuant to the provisions of the Plan and the terms and definitions of the Plan are incorporated herein by reference and made a part hereof. A copy of the Plan has been delivered to, and receipt is hereby acknowledged by, the Optionee. Notwithstanding anything in this Agreement to the contrary, to the extent the terms of this Agreement conflict with or otherwise attempt to exceed the authority set forth under the Plan, the Plan shall govern and control in all respects.

        2. Grant of Option. Subject to the terms, restrictions, limitations, and conditions stated herein and the terms of the Plan, the Company hereby evidences its grant to the Optionee, not in lieu of salary or other compensation, of the right and option to purchase all or any part of the number of shares of Stock (as defined under the Plan), set forth on Schedule A attached hereto and incorporated herein by reference (the "Option"). Except as otherwise provided herein and subject to any applicable termination of the Option, the Option shall be exercisable in the amounts and at the times specified on Schedule A. The Option shall expire and shall not be exercisable after the date specified on Schedule A as the expiration date or on such earlier date as determined pursuant to the Plan.

        3. Purchase Price. The price per share to be paid by the Optionee for the shares subject to this Option (the "Exercise Price") shall be as specified on Schedule A.

        4. Exercise Terms. In the event this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

        5. Restrictions on Transferability. No Option shall be transferable by Optionee other than by will or the laws of descent and distribution; provided, however, that no Option shall be transferable prior to stockholder approval of the Plan by Optionee if Optionee is a Section 16 Insider. During the lifetime of Optionee, Options shall be exercisable only by Optionee (or by Optionee's guardian or legal representative, should one be appointed).


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        6. Notice of Exercise of Option. This Option may be exercised by the
Optionee, or by the Optionee's administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached hereto as Schedule B) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified in Section 15 hereof to the attention of the Senior Vice President, General Counsel or such other officer as the Company may designate. Any such notice shall (a) specify the number of shares of Stock which the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder, (b) contain such information as may be reasonably required pursuant to Section 12 hereof, and (c) be accompanied by (i) a certified or cashier's check payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein, (ii) shares of Stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to such shares purchased hereunder, or (iii) a certified or cashier's check accompanied by the number of shares of Stock whose Fair Market Value when added to the amount of the check equals the total Exercise Price applicable to such shares purchased hereunder, or (iv) payment through a broker-dealer sale and remittance procedure pursuant to which Optionee shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price (plus all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such exercise) and written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option.

        7. Adjustment in Option. The number of shares of Stock subject to this Option, the Exercise Price and other matters are subject to adjustment during the term of this Option in accordance with the Plan.

        8. Termination of Employment.

                (a) In the event of the termination of the Optionee's employment with the Company or any of its Subsidiaries, other than a termination that is either (i) For Cause, or (ii) for reasons of death or Disability or retirement, the Optionee (or his or her personal representative) may exercise this Option at any time within ninety (90) days after such termination to the extent of the number of shares which were Purchasable hereunder at the date of such termination; provided, however, that if the Optionee is a Section 16 Insider at the time of termination and the exercise of this Option would subject the Optionee to matching pursuant to Section 16(b) of the Exchange Act, such Optionee may exercise this Option at any time within nine (9) months after the date of termination, to the extent of the number of shares which were Purchasable hereunder at the date of such termination.

                (b) In the event of a termination of the Optionee's employment that is For Cause, this Option, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.

                (c) This Option does not confer upon the Optionee any right with respect to continuance of employment by the Company or by any of its Subsidiaries. This Option shall not be affected by any change of employment so long as the Optionee continues to be an employee of the Company or any of its Subsidiaries.

        9. Disabled Optionee. In the event of termination of employment because of the Optionee's becoming a Disabled Optionee, the Optionee (or his or her legal representative) may exercise this Option within a period ending on the earlier of (a) the last day of the one (1) year period following the beginning of the Optionee's Disability or (b) the expiration date of this Option, to the extent of the number of shares which were Purchasable hereunder at the date of such termination.

        10. Death of Optionee. In the event of the Optionee's death while Optionee is employed by the Company, the appropriate persons described in
Section 6 hereof or persons to whom all or a portion of this Option is transferred in accordance with Section 5 hereof may exercise this Option at any time within a period ending on the earlier of (a) the last day of the one (1) year period following the Optionee's death or (b) the expiration date of this Option. In the event of such death, this Option may be so exercised to the extent of the number of shares that were Purchasable hereunder at the date of death.


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        11. Date of Grant. This Option was granted by the Board or Committee on the date set forth in Schedule A (the "Date of Grant").

        12. Compliance with Regulatory Matters. The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the Securities and Exchange Commission) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section.

        13. Investment Representation of Optionee

        (a) Optionee represents to the Company the following:

                        (i) that Optionee has read and understands the terms and
                provisions of the Plan, and hereby accepts this Agreement subject to all the terms and provisions of the Plan;

                        (ii) that Optionee shall accept as binding and final all
                decisions or interpretations of the Board or of the Committee upon any questions arising under the Plan;

                        (iii) Optionee understands that, unless at the time of
                exercise of the Option, a registration statement under the Securities Act of 1933, as amended, is in effect covering the Stock, as a condition to the exercise of the Option the Company may require Optionee to represent that Optionee is acquiring the Stock for Optionee's own account only and not with a view to, or for sale in connection with, any distribution of the Stock.

                (b) The Optionee understands and agrees that the certificate or certificates representing any shares of Stock acquired hereunder may bear an appropriate legend relating to registration and resale under federal and state securities laws.

                (c) The Optionee shall not have any rights of a stockholder of the Company with respect to the shares of Stock which may be purchased upon exercise of this Option, unless and until such shares shall have been issued and delivered and his/her name has been entered as a stockholder on the stock transfer records of the Company.

        14. Miscellaneous.

                (a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

                (b) This Agreement is executed and delivered in, and shall be governed by the laws of, the State of Delaware, without regard to conflicts of laws principles.

                (c) Any notice, request, document or other communication given hereunder shall be deemed to be sufficiently given upon personal delivery to the other party or upon the expiration of three (3) days after depositing same in the United States mail, return receipt requested, properly addressed to the respective parties or such other address as they may give to the other party in writing in the same manner as follows:

               Company:             OrthAlliance, Inc.
                                    21535 Hawthorne Blvd., Suite 200
                                    Torrance, California 90503
                                    Attention: Senior Vice President,
                                               General Counsel

               Optionee:
                                    -----------------------------------

                                    -----------------------------------

                                    -----------------------------------


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                (d) This Agreement may not be modified except in writing
executed by each of the parties hereto.

                (e) This Agreement, together with the Plan, contains the entire understanding of the parties hereto and supersedes any prior understanding and/or written or oral agreement between them respecting the subject matter hereof.

                (f) The parties agree that the provisions of this Agreement are severable and the invalidity or unenforceability of any provision in whole or part shall not affect the validity or enforceability of any enforceable part of such provision or any other provisions hereof.

                (g) The headings with Sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

                (h) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

                (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                IN WITNESS WHEREOF, the Board or Committee has caused this Stock Option Agreement to be executed on behalf of the Company and the Optionee has executed this Stock Option Agreement, all as of the day and year first above written.

                                            COMPANY:

Attest:                                     ORTHALLIANCE, INC.

                                            By:
                                               ---------------------------------


Name:                                       Name:
     ------------------------------              -------------------------------

Title:                                      Title:
      -----------------------------               ------------------------------


                                            OPTIONEE:


                                            By:
                                               ---------------------------------


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                                   SCHEDULE A
                                       TO
                             STOCK OPTION AGREEMENT
                                     BETWEEN
                               ORTHALLIANCE, INC.
                                       AND
                               [NAME OF OPTIONEE]

                             Dated ________________



1.      Number of Shares Subject to Option:  ________________ shares of Stock.

2.      Option Exercise Price:  $_________________ per share.

3.      Date of Grant:  ________________________

4.      Option Vesting Schedule:

        Options are exercisable with respect to the number of shares of Stock indicated below on or after the date indicated next to the number of shares:

                     No. of Shares                       Vesting Date
                     -------------                       ------------


        Notwithstanding the vesting schedule set forth above, upon a Change in Control, as defined in the Plan, all Options granted hereunder shall become exercisable immediately upon the occurrence of such Change in Control for a period of ninety (90) days after written notice to Optionee of the right to such Options. Any Options not exercised within such ninety day period shall terminate after the expiration of such period.

5.      Option Exercise Period:

        The Option shall expire and cease to be exercisable after the expiration of ten (10) years from the Date of Grant, subject to any earlier termination of this Option that may be set forth in this Agreement.


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                                   SCHEDULE B
                                       TO
                             STOCK OPTION AGREEMENT
                                     BETWEEN
                               ORTHALLIANCE, INC.
                                       AND
                               [NAME OF OPTIONEE]

                             Dated ________________

                               NOTICE OF EXERCISE


        The undersigned hereby notifies OrthAlliance, Inc. (the "Company") of this election to exercise the undersigned's stock option to purchase ________________ shares of Stock (as defined under the Plan) pursuant to the Stock Option Agreement (the "Agreement") between the undersigned and the Company dated ________________. Accompanying this Notice is (1) a certified or a cashier's check in the amount of $________________ payable to the Company, and/or (2) _______________ shares of Stock (as defined under the Plan) presently owned by the undersigned and duly endorsed or accompanied by stock transfer powers, having an aggregate Fair Market Value (as defined under the Plan) as of the date hereof of $__________________, such amounts being equal, in the aggregate, to the purchase price per share set forth in Section 3 of the Agreement multiplied by the number of shares being purchased hereby (in each instance subject to appropriate adjustment pursuant to Section 7 of the Agreement), and/or (3) evidence of a cashless exercise as set forth in Section 6 of the Agreement.

        The undersigned is a resident of the State of ______________________.

                IN WITNESS WHEREOF, the undersigned has set his/her hand this ________ day of ________________, ______.

                                          OPTIONEE [OR OPTIONEE'S ADMINISTRATOR,
                                          EXECUTOR OR PERSONAL REPRESENTATIVE]


                                          _____________________________________
                                          Name:
                                          Position (if other than Optionee):